Exhibit 10.74

Loan agreement and Promissory Note
January 4, 2012

I, Ronald Krochack, agree to loan National Automation Services, Inc. (NAS) located at P.O. Box 531744, Henderson, Nevada the sum of $15,000 according to the following terms and conditions:

The $15,000 is being loaned to NAS with an interest rate of 7% (annual) as of January 4, 2012.

The loan in principle and interest is payable on demand.

/s/ Ronald Krochak
Ronald Krochack
Investor

/s/ Robert Chance
Robert Chance
CEO National Automation Services, Inc.